                                                                     EXHIBIT 4.4

                          PIERCE LEAHY COMMAND COMPANY

                          8.125% Senior Notes Due 2008

            Guaranteed on an Unsecured Senior Subordinated basis by

                               PIERCE LEAHY CORP.


                             REGISTRATION AGREEMENT


                                                              New York, New York
                                                                   April 2, 1998

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          Pierce Leahy Command Company, a Nova Scotia unlimited liability company (the "Company"), proposes to issue and sell ("the "Initial Placement") to certain purchasers (the "Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $135,000,000 aggregate principal amount of its 8.125% Senior Notes due 2008 (the "Securities") which will be guaranteed on an unsecured senior subordinated basis by Pierce Leahy Corp., a Pennsylvania corporation ("Pierce Leahy Corp."). The Company is a Wholly Owned Subsidiary (as defined in the Indenture) of Pierce Leahy Corp. As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and the benefit of the other Purchasers and (ii) for the benefit of the holders from time to time of Registrable Securities (including you and the other Purchasers) (each of the foregoing a "Holder" and together the "Holders"), as follows:

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          1.   Definitions.  Capitalized terms used herein without definition
               -----------
which are defined in the Purchase Agreement shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended, and the rules and
           ---
regulations of the Commission promulgated thereunder.

          "Affiliate" of any specified person means any other person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Closing Date" has the meaning set forth in the Purchase Agreement.
           ------------

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Offer Registration Period"  means the six month period
           ----------------------------------
following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "Exchange Offer Registration Statement" means a registration statement
           -------------------------------------
of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchanging Dealer" means any Holder (which may include the
           -----------------
Purchasers) which is a broker-dealer, electing to exchange Securities acquired for its own account as a result of market-making activities or other trading activities, for New Securities.

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

          "Final Memorandum" has the meaning set forth in the Purchase
           ----------------
Agreement.

          "Holder" has the meaning set forth in the preamble hereto.
           ------

          Indenture" means the Indenture relating to the Securities dated as of
          ---------
April 7, 1998, between the Company, Pierce Leahy Corp. and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Placement" has the meaning set forth in the preamble hereto.
           -----------------

          "Majority Holders" means the Holders of a majority of the aggregate
           ----------------
principal amount of securities registered under a Registration Statement.

          "Managing Underwriters" means the investment banker or investment
           ---------------------
bankers and manager or managers that shall administer an underwritten offering.

          "New Securities" means debt securities of the Company identical in all
           --------------
material respects to the Securities (except that the cash interest and interest rate step-up provisions and the transfer restrictions will be modified or eliminated, as appropriate), to be issued under the Indenture or the New Securities Indenture.

          "New Securities Indenture" means an indenture between the Company and
           ------------------------
the New Securities Trustee, identical in all material respects with the Indenture (except that the cash interest and interest rate step-up provisions and the transfer restrictions will be modified or eliminated, as appropriate, and other than such changes as are required to comply with any requirements of the Commission).

          "New Securities Trustee" means a bank or trust company reasonably
           ----------------------
satisfactory to the Purchasers, as trustee with respect to the New Securities under the New Securities Indenture, it being agreed, without limiting the foregoing, that The Bank of New York is satisfactory to serve as such trustee.

          "Pierce Leahy Corp." has the meaning set forth in the preamble hereto.
           ------------------

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "Registered Exchange Offer" means the proposed offer to the Holders to
           -------------------------
issue and deliver to such Holders, in exchange for the Securities, a like principal amount of the New Securities.

          "Registrable Securities" means (a) the Securities upon original
           -----------------------
issuance thereof and at all times subsequent thereto until, (i) a Registration Statement covering such Securities has been declared effective by the Commission and such Securities have been disposed of in accordance with such Registration Statement, (ii) such Securities are sold in compliance with Rule 144, (iii) the Registered Exchange Offer has been consummated with respect to all Securities validly tendered in accordance with the Registered Exchange Offer, (iv) such Securities cease to be outstanding or (v) two years have passed from the Issue Date or (b) New Securities held by a Purchaser under the circumstances set forth in clause (v) of the first paragraph of Section 3 until (i) a Registration Statement covering such New Securities has been declared effective by the Commission and such New Securities have been disposed of in accordance with such Registration Statement, (ii) such New Securities are sold in compliance with Rule 144, (iii) such New Securities cease to be outstanding or (iv) two years have passed from the Issue Date.

          "Registration Statement" means any Exchange Offer Registration
           ----------------------
Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Securities" has the meaning set forth in the preamble hereto.
           ----------

          "Shelf Registration" means a registration effected pursuant to Section
           ------------------
3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b)
           -------------------------
hereof.

          "Shelf Registration Statement" means a "shelf" registration statement
           ----------------------------
of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" means the trustee with respect to the Securities under the
           -------
Indenture.

          "underwriter" means any underwriter of Securities in connection with
           -----------
an offering thereof under a Shelf Registration Statement.

          2.   Registered Exchange Offer; Resales of New Securities by
               -------------------------------------------------------
Exchanging Dealers; Private Exchange.
------------------------------------

          (a) The Company shall prepare and, not later than 90 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer.
     The Company shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the Closing Date.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Act, acquires the New Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the New Securities) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

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

          (c) In connection with the Registered Exchange Offer, the Company shall use its best efforts to :

               (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

               (ii) keep the Registered Exchange Offer open for not less than 30 days and not more than 45 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

               (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

               (iv) comply in all material respects with all applicable laws.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

               (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

               (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

               (iii) cause the Trustee or the New Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder whose Securities have been accepted for exchange New Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

          (e) The Purchasers and the Company acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

               (i) include information of the type set forth (A) in Annex A hereto on the cover of the Exchange Offer Registration Statement, (B) in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer,
          (C) in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement and (D) in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and

               (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of New Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

          (f) In the event that any Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Purchaser, the Company shall issue and deliver to such Purchaser in exchange for such Securities, a like principal amount of New Securities. The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

          3.   Shelf Registration.  If  (i) because of any change in law or
               ------------------
applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) if for any other reason the Registered Exchange Offer is not consummated within 210 days of the Closing Date, or (iii) any Purchaser so requests with respect to Securities held by it following consummation of the Registered Exchange Offer in which it was not eligible to participate in such Registered Exchange Offer, provided that any Purchaser or group of Purchasers may not request under this
--------
clause (iii) an underwritten Shelf Registration unless such Purchaser or group of Purchasers hold in the aggregate at least $5 million principal amount of the Securities to be covered by such Shelf Registration Statement, or (iv) any Holder (other than a Purchaser) is not eligible to participate in the Registered Exchange Offer and so requests or (v) in the case of any Purchaser that participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(f) hereof, such Purchaser does not receive freely tradeable New Securities in exchange of Securities constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that a Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not "freely tradeable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not "freely tradeable") so requests with respect to such New Securities, provided that any Purchaser or group of Purchasers may not request under
--------
this clause (v) an underwritten Shelf Registration unless such Purchaser or group of Purchasers hold in the aggregate at least $5 million principal amount of the Securities to be covered by such Shelf Registration Statement, the following provisions shall apply:

          (a) The Company shall as promptly as practicable (and shall use its best efforts to so file no more than 30 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders in whose behalf such Shelf Registration Statement is being filed from time to time in accordance with the methods of distribution elected by the Majority Holders and set forth in such Shelf Registration Statement; provided, that
                                                                 --------
     with respect to New Securities received by a Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Date or such shorter period that will terminate when
     (x) all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or, (y) if the Shelf Registration Statement is being filed pursuant to clause (ii) of the first paragraph of Section 3, when the Registered Exchange Offer is consummated (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

          4.   Registration Procedures.  In connection with any Shelf
               -----------------------
Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to you, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose.

          (b) The Company shall use its best efforts to ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder,
     (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospec-tus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, except, in each case, with respect to any information required to be included therein regarding a Holder or underwriter and, with respect to a Shelf Registration Statement, the plan of distribution.

          (c) (1) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

               (i) when such Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of any request by the Commission for amendments or supplements to such Registration Statement or the Prospectus included therein or for additional information.

          (2) The Company shall advise you and, in the case of a Shelf Regis tration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

               (i) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

               (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (ii) of the happening of any event that requires the making of any changes in such Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement during the Exchange Offer Registration Period or Shelf Registration Period, as applicable, at the earliest possible time.

          (e) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement who so requests, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto, except when it has provided written notice pursuant to paragraph (c)(2)(iii) above or otherwise not to use such Prospectus or any amendment or supplement thereto.

          (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits (including those incorporated by reference).

          (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of New Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid, except when it has provided written notice pursuant to paragraph
     (c)(2)(iii) above or otherwise not to use such Prospectus or any amendment or supplement thereto.

          (i) Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the securities covered by such Registration Statement; provided, however, that the Company will not be
                             --------  -------
     required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (j) The Company shall cooperate with the Holders of Securities included in a Registration Statement to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to such Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may reasonably request prior to sales of Securities pursuant to such Registration Statement.

          (k)  Upon the occurrence of any event contemplated by paragraph
     (c)(2)(iii) above, the Company shall as soon as reasonably practicable prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities or New Securities, as the case may be, registered under such Registration Statement, and provide the applicable trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company ("DTC"), if DTC accepts at such time securities similar to the Securities or New Securities, as the case may be.

          (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (n) The Company shall cause the Indenture or the New Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

          (o) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and shall not be required to include in such Registration Statement securities of a Holder who has not timely provided such information.

          (p) With respect to a Shelf Registration Statement, the Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Majority Holders reasonably request should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of such matters reasonably requested to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, use reasonable efforts to cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures reasonably acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 6).

          (r) In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Majority Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; (iii) with respect to an underwritten offering, make such representations and warranties to the Holders of securities registered thereunder and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) with respect to an underwritten offering, obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters,) addressed to each selling Holder and the underwriters, covering such matters as are customarily covered in opinions requested in underwritten offerings; (v) with respect to an underwritten offering, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company and Pierce Leahy Corp. (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or Pierce Leahy Corp. or of any business acquired by the Company or Pierce Leahy Corp. for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) with respect to an underwritten offering, deliver such documents and certificates as may be reasonably requested by the Managing Underwriters, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          Prior to receiving any information from the Company pursuant to clause
(ii) in the previous paragraph, each person receiving such information will be required to agree that any information designated by the Company in good faith as confidential at the time of delivery or subsequent to its dissemination by the recipient shall be kept confidential by the recipient and its employees and agents unless such disclosure is ordered by a court of competent jurisdiction or required by law or such information becomes generally available to the public other than through a breach of an obligation of confidentiality. In addition, any information provided by the Company as a result of such section shall not be used for any purpose other than discharging due diligence responsibilities.
Such information shall not be used as the basis for any market transactions in the securities of the Company or Pierce Leahy Corp. Each recipient of information will be required to further agree that he or she will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of such information at the Company's expense.

          (s) (1) The Company may require each Holder of Registrable Securities who desires to participate in a Shelf Registration Statement (or a Purchaser or an Exchanging Dealer who is entitled to utilize the Exchange Registration Statement to fulfill its prospectus delivery requirement) to furnish the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (2) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(2)(iii), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

          (3) No Holder of Registrable Securities may participate in any underwritten Registration Statement unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Majority Holders and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. No Holder of Registrable Securities may participate in a non-underwritten Registration Statement unless such Holder agrees to be bound by the provisions of Section 6 hereof.

          5.   Registration Expenses.  The Company shall bear all expenses
               ---------------------
incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Purchasers for the reasonable fees and disbursements of one firm or counsel acting in connection therewith.

          6.   Indemnification and Contribution.  (a)  In connection with any
               --------------------------------
Registration Statement, the Company and Pierce Leahy Corp. agree to indemnify and hold harmless each Holder of securities covered thereby (including each Purchaser and, with respect to any Prospectus delivery as contemplated in
Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company and Pierce Leahy Corp. will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or any underwriter specifically for inclusion therein; provided, that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Holder or underwriter (or to the benefit of any person controlling such Holder or underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities if a copy of the related Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to confirmation of the sale of such Registrable Securities to such person, and if such related Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities (unless such failure to provide such related Prospectus is the result of non-compliance by the Company with its obligations to provide such Holder or underwriter with a Prospectus) or at a time the Company had notified persons under Section 4(s) hereof to cease using such Registration Statement or Prospectus. This indemnity agreement will be in addition to any liability which the Company and Pierce Leahy Corp. may otherwise have.

          The Company and Pierce Leahy Corp. also agree to indemnify or contribute to Losses of, as provided in Section 6(d), any underwriters of Securities registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Purchaser and the selling Holders provided in this Section 6(a) and shall, if requested by the Majority Holders, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

          (b) Each Holder of securities covered by a Registration Statement (including each Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless (i) the Company, (ii) Pierce Leahy Corp. and any other affiliate of Pierce Leahy Corp. who may be deemed to have securities registered thereunder, (iii) each of their respective directors, (iv) each of their respective officers who signs such Registration Statement and (v) each person who controls the Company, Pierce Leahy or any such other affiliates within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party (i) will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or otherwise materially prejudices the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above (except to the extent failure to give notice limited the right to indemnification). The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided,
                                                              --------
     however, that such counsel shall be reasonably satisfactory to the
     -------
     indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel (and one local counsel in any jurisdiction) in connection with a proceeding or related proceedings if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its consent which consent will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided herein. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than because of the failure to give timely notice), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such
     Losses.   If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net pro-ceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum with respect to the Securities sold under such Registration Statement. Benefits received by the Purchasers (other than as set forth below) shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any Holders (including Purchasers who are selling securities pursuant to a Registration Statement) shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses or as otherwise agreed by the Company and such underwriters. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company, Pierce Leahy Corp. or any other named issuer of securities under such Registration Statement within the meaning of either the Act or the Exchange Act, each officer of the Company, Pierce Leahy Corp. or any other named issuer of securities under such Registration Statement who shall have signed the Registration Statement and each director of the Company, Pierce Leahy Corp. or any other named issuer of securities under such Registration Statement shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company, Pierce Leahy Corp. or any other named issuer of securities under such Registration Statement or any of the officers, directors or control-ling persons referred to in Section 6 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

          7.   Miscellaneous.
               -------------

          (a)  No Inconsistent Agreements.  The Company has not, as of the date
               --------------------------
     hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (b)  Amendments and Waivers.  The provisions of this Agreement,
               ----------------------
     including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided
                                                                       --------
     that, with respect to any matter that directly or indirectly affects the rights of any Purchaser hereunder, the Company shall obtain the written consent of each such Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

          (c)  Notices.  All notices and other communications provided for or
               -------
     permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (1) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Brothers Inc;

          (2) if to you, initially at the respective addresses set forth in the Purchase Agreement; and

          (3) if to the Company or Pierce Leahy Corp., initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          The Purchasers, the Company or Pierce Leahy Corp. by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (d)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
     benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (e)  Counterparts.  This agreement may be executed in any number of
               ------------
     counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f)  Headings.  The headings in this agreement are for convenience of
               --------
     reference only and shall not limit or otherwise affect the meaning hereof.

          (g)  Governing Law.  This agreement shall be governed by and construed
               -------------
     in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

          (h)  Severability.  In the event that any one of more of the
               ------------
     provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i)  Securities Held by the Company, etc.  Whenever the consent or
               -----------------------------------
     approval of Holders of a specified percentage of principal amount of Registrable Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                         Very truly yours,

                         PIERCE LEAHY COMMAND COMPANY


                         By: /s/ Joseph P. Linaugh
                            ---------------------------
                            Name: Joseph P. Linaugh
                            Title: V.P.



                         PIERCE LEAHY CORP.


                         By: /s/ Joseph P. Linaugh
                            ----------------------------
                            Name: Joseph P. Linaugh
                            Title: V.P.



Accepted in New York, New York

SALOMON BROTHERS INC

By:  SALOMON BROTHERS INC


By:
   --------------------------
  Name:
  Title:

          Please confirm that the foregoing correctly sets forth the agreement between the Company and you.


                         Very truly yours,

                         PIERCE LEAHY COMMAND COMPANY


                         By:
                            ---------------------------
                            Name:
                            Title:



                         PIERCE LEAHY CORP.


                         By:
                            ----------------------------
                            Name:
                            Title:


Accepted in New York, New York

SALOMON BROTHERS INC

By:  SALOMON BROTHERS INC


By: /s/ Lee J. Tawil
   --------------------------
  Name:  Lee J. Tawil
  Title: Director

                                                                         ANNEX A



                                    Annex A
                                    -------


Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such New Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business six months from the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B



                                    Annex B
                                    -------

Each broker-dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution."

                                                                         ANNEX C



                              PLAN OF DISTRIBUTION
                              --------------------

          Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business six months from the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______, 199_, all dealers effecting transactions in the New Securities may be required to deliver a prospectus.*


          The Company will not receive any proceeds from any sale of New Securities by broker-dealers. New Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will

-------------------
* If this sentence is included, the legend required by Item 502(e) of Regulation S-K would appear on the back cover page of the Exchange Offer Prospectus.

deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of six months after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all of its expenses incident to the Exchange Offer (including the reasonable expenses of one counsel for the holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

          [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                                                         ANNEX D



                                    Rider A
                                    -------


  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO
  RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND
  10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS
  THERETO.

  Name: ________________________________

  Address: _____________________________

           _____________________________


                                    Rider B
                                    -------


If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Securities. If the undersigned is a broker-dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.